NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Solicitation and Revocability of Proxies
Information as to Voting Securities
Board of Directors and Its Committees
Compensation of Directors
Stockholder Action
1. ELECTION OF DIRECTORS
Vote By Stockholders
NOMINEES FOR ELECTION AS DIRECTORS
Beneficial Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Ownership Guidelines
2. PROPOSAL RESPECTING THE APPROVAL OF THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN
2000 PLAN BENEFITS
3. SELECTION OF INDEPENDENT AUDITORS
4. STOCKHOLDER PROPOSAL
REMUNERATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT --NATIONAL CITY
Executive Compensation
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE
Compensation Philosophy
Executive Compensation Principles
Stock Ownership Guidelines for the Named Executive Officers
Compensation Committee’s Review of Chief Executive Officer’s Compensation
STOCKHOLDER RETURN PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
DESCRIPTION OF NATIONAL CITY’S COMPENSATION AND BENEFIT PLANS
Grantor Trust
PENSION PLAN TABLE
STOCKHOLDER PROPOSALS
TRANSACTIONS WITH MANAGEMENT
Voting
GENERAL
Exhibit A
NATIONAL CITY CORPORATION AUDIT COMMITTEE CHARTER
STATEMENT OF POLICY
ORGANIZATION
INDEPENDENT AUDITORS
INTERNAL AUDIT
FINANCIAL REPORTING OVERSIGHT
Exhibit B
NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NATIONAL CITY CORPORATION

(Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

   Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration No.:

      (3) Filing Party:

      (4) Date Filed:

March 9, 2001

Dear Stockholder:

      You are invited to attend the Annual Meeting of Stockholders of National City Corporation (“National City”), which will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on Monday, April 23, 2001, commencing at 10:00 a.m., Eastern Daylight Time.

      The primary business of the meeting will be to consider and vote upon the election of directors for the coming year, the National City Corporation 2001 Stock Option Plan, the selection of Ernst & Young LLP as independent auditors for 2001, the stockholder proposal and transaction of such other business as may properly come before the meeting.

      The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report, including consolidated financial statements, for the year 2000 was delivered to you previously.

      Your vote is important no matter how many shares you own and we hope you will be able to attend the meeting in person. In any event, whether or not you plan to attend the Annual Meeting, you may submit your proxy by using the internet, using the telephone or by signing and dating the enclosed proxy card and returning it in the accompanying envelope. If you wish to communicate directly with National City, the mailing address of National City’s executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

DAVID A. DABERKO
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of

NATIONAL CITY CORPORATION

      The Annual Meeting of Stockholders of National City Corporation (“National City”) will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114 on Monday, April 23, 2001, at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

           1.  The election of directors;

2.	The National City Corporation 2001 Stock Option Plan;

3.	The selection of independent auditors for 2001;

4.	The stockholder proposal described in the accompanying Proxy Statement, if such proposal is presented at the Annual Meeting; and

5.	The transaction of such other business as may properly come before the meeting.

      Stockholders of record at the close of business on February 28, 2001, are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

      All stockholders who are entitled to vote, even if you are planning to attend the Annual Meeting, are requested to submit your proxy by using the internet, the telephone or by executing the enclosed proxy card and returning it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized. If you wish to communicate directly with National City, the mailing address of National City’s executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

      Please vote your shares through any of the above mentioned methods.

By Order of the Board of Directors

DAVID L. ZOELLER
Secretary

March 9, 2001

PROXY STATEMENT

March 9, 2001

Solicitation and Revocability of Proxies

      This Proxy Statement is furnished in connection with the solicitation by the board of directors of National City Corporation (“National City”) of the accompanying proxy to be used at the Annual Meeting of Stockholders of National City and any adjournment thereof and is being sent on approximately the date of this Proxy Statement to each of the holders of National City Common Stock, par value $4.00 per share, (“National City Common”). The Annual Meeting will be held on Monday, April 23, 2001, at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, commencing at 10:00 a.m. Eastern Daylight Time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly presented proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with their specifications or, if no specifications are made, will be voted in favor of the election of directors, in favor of the National City Corporation 2001 Stock Option Plan, in favor of the selection of Ernst & Young LLP as independent auditors for 2001 and against the stockholder proposal. Any proxy may be revoked by the person giving it at any time before it is exercised by use of the telephone, the internet, by National City’s receipt of a later dated proxy, by receipt by the Secretary of National City of a revocation, or by such person appearing at the meeting and electing to vote in person.

Information as to Voting Securities

      The board of directors of National City has fixed the close of business on February 28, 2001 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Holders of National City Common on the record date are the only stockholders entitled to vote at the Annual Meeting. On the record date, there were 600,678,408 shares of National City Common outstanding.

Board of Directors and Its Committees

      The board of directors of National City has responsibility for establishing broad corporate policies and overall performance of National City. However, it is not involved in the day-to-day operating details of National City’s business. Members of the board are kept informed of National City’s business through various documents and reports provided by the chairman and other officers of National City and by participating in board and board committee meetings. Each director has access to all books, records and reports of National City, and members of management are available at all times to answer any director’s questions.

      During 2000, the board of directors of National City held five meetings. Average attendance by directors at those meetings was 96% and, except for Mr. Brown and Dr. Healy, all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. Except for Mr. Breen, all of the persons nominated and elected as directors of National City at National City’s 2000 Annual Meeting of Stockholders attended that Annual Meeting.

      The board of directors of National City has established several permanent committees comprising directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Compensation and Organization Committee, the Executive Committee, the Investment Committee, the Nominating and Board of Directors Governance Committee and the Public Policy Committee. Each of these committees is described in the following pages. The members of each committee are identified in the following pages and in the biographical material of the nominees for election of directors.

      The Audit Committee. Information regarding the functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee” and the “Audit Committee Charter” included in this Proxy statement. The Audit Committee is required to meet at least four times per year and met five times during 2000. The Audit Committee is comprised of directors who are independent of the management of National City and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National City and any subsidiary is carried out by the Audit Committee through the general auditor and the independent auditors. The Audit Committee provides assistance to the board of directors in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of National City, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor, and the management of National City. The members of the Audit Committee are Messrs. Schuler, Barfield, Broadhurst, Evans, Tatar and Ms. Johnson. Mr. Schuler is chairman.

      The Compensation and Organization Committee. Information regarding the functions performed by the Compensation and Organization Committee and its membership are set forth in the “Report of Compensation and Organization Committee” included in this annual Proxy statement. The Compensation and Organization Committee (the “Compensation Committee”) meets on the call of its chairman and met six times during 2000. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National City and its subsidiaries and makes recommendations to the board of directors of National City on matters relating to succession management and organization of senior executive management. Under the terms of each of National City’s 1989 Stock Option Plan, 1993 Stock Option Plan, 1997 Stock Option Plan and 2001 Stock Option Plan, (collectively the “Stock Option Plans”), the Compensation Committee is authorized to grant stock option rights to officers and key employees of National City and its subsidiaries. The Compensation Committee also determines participants for the Long-Term Incentive Compensation Plan for Senior Officers, the Long-Term Supplemental Incentive Compensation Plan for Executive Officers and the Management Incentive Plan for Senior Officers and establishes the peer group for the Long-Term Incentive Compensation Plan and the Management Incentive Plan. The Compensation Committee also determines those employees who are eligible to receive awards of restricted stock under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan and the National City Corporation 1997 Restricted Stock Plan. The members of the Compensation Committee are Messrs. Breen, Broadhurst, Brown, Collins, Evans, Gorman and Ormond. Mr. Breen is chairman.

      The Executive Committee.  The Executive Committee meets on the call of its chairman and met once during 2000. The Executive Committee is empowered to exercise all powers and perform all duties of the board of directors of National City as permitted by applicable law when the board is not in session. The members of the Executive Committee are Messrs. Daberko, Brandon, Breen, Brown, Collins, Ormond, Paul, Weiss and Dr. Healy. Mr. Daberko is chairman.

      The Investment Committee.  The Investment Committee meets on the call of its chairperson and met four times during 2000. The Investment Committee is empowered to oversee investments and interest rate risk management. The members of the Investment Committee are Ms. Austin Crayton and Messrs. Ormond, Paul, Tatar, Gorman and Dr. Healy. Ms. Austin Crayton is the chairperson.

      The Nominating and Board of Directors Governance Committee.  The Nominating and Board of Directors Governance Committee meets on the call of its chairman and met twice during 2000. The Nominating and Board of Directors Governance Committee confers, advises and makes recommendations to the board of directors of National City with respect to (i) nominations to fill vacancies on the board of directors (ii) director compensation and (iii) charters for appointments to committees of the board of directors. Stockholders may submit the name of a possible nominee to the chairman of the committee, and he will arrange for that person to be given consideration by the Nominating and Board of Directors Governance Committee. Further, stockholders may make nominations from the floor at the Annual Meeting. The members of the Nominating and Board of Directors Governance Committee are Messrs. Barfield, Breen, Brown, Tatar, Weiss and Mss. Austin Crayton and Johnson. Mr. Barfield is chairman.

      The Public Policy Committee.  The Public Policy Committee meets on the call of its chairperson and met twice during 2000. The Public Policy Committee has responsibility to oversee the various policies and programs of National City as they relate to its relationships with employees, regulatory agencies, governments, charitable organizations and the general public. The members of the Public Policy Committee are Dr. Healy, Messrs. Barfield, Brandon, Roemer, Schuler, Weiss, and Ms. Johnson. Dr. Healy is chairperson.

Compensation of Directors

      Members of the board of directors of National City who are not officers of National City, or any of its subsidiaries, receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board of directors, and of each committee thereof that they attend. The yearly retainer is $25,000*. The fee for attendance at any board of directors meeting or any committee meeting that is scheduled for a day other than a day on which there is scheduled a meeting of the full board of directors is $2,000. The fee for attendance at any committee meeting where such meeting is scheduled on the same day as a scheduled meeting of the board of directors is $1,000. Each non-officer chairperson of a committee of the board of directors receives an additional annual retainer of $2,500 paid in quarterly installments. Under a plan for the deferred payment of director’s fees, a director may elect to have the payment of fees deferred until later years.

      Each individual who is first elected or appointed as a member of the board of directors is awarded 2,000 shares of National City Common, subject to transfer restrictions under either the 1991 Restricted Stock Plan or the 1997 Restricted Stock Plan. During 2000, each director re-elected to the board was awarded 925 shares of National City Common subject to transfer restrictions under the 1997 Restricted Stock Plan. For year 2001 each director re-elected as a member of the board will be awarded an additional 1,000 shares of National City Common, subject to transfer restrictions under the 1997 Restricted Stock Plan. The restrictions on such shares of National City Common do not expire until the earlier of the individual director’s death, disability or the date that is nine months after the date of the award.

      The National City Board of Directors Long-Term Incentive Compensation Plan credits each non-employee director with an annual award ranging from zero to a maximum of $38,000. The actual award is based on National City’s position, as of December 31 of each year, in the peer group for the three-year plan cycle then ending under the National City Long-Term Incentive Compensation Plan for Senior Officers. The award is credited to a deferred compensation account for the benefit of the non-employee director and is “invested” in phantom units of National City Common. The award credited to the non-employee director accounts for the three-year plan cycle ending December 31, 2000 was $16,000.

Stockholder Action

1.  ELECTION OF DIRECTORS

      Directors are elected to serve until the next Annual Meeting and until their respective successors are duly elected and qualified. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the nominees listed on the following pages as directors whose number is equal to the total authorized number of directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies unexpectedly occur, the shares will be voted for substitute nominees, if any.

      The 16 nominees for election to the board of directors of National City are identified on the following pages. Except for Dr. Thornton, all of the nominees are presently directors of National City. Except for Mr. Gorman who was appointed on August 1, 2000, and Dr. Thornton, all other nominees were elected at the last Annual Meeting. Three of the incumbent directors, Bernadine P. Healy, M.D., Dorothy A. Johnson and William F. Roemer, will not continue as such after the Annual Meeting. The following material contains biographical information concerning each of the nominees, including their positions with National City, other directorships, current age, the number of shares of National City Common beneficially owned as of December 31, 2000 and their recent employment through the date of this Proxy. Unless otherwise indicated, the nominee has sole voting and investment power with respect to National City Common shown to be owned by him or her.

Vote By Stockholders

      The election of directors requires the plurality of the votes of the shares of National City Common present in person or represented by proxy and entitled to vote for the election of directors at the Annual Meeting.

*	Each individual director who is not an officer of National City, or any of its subsidiaries, and is a member of the board of directors of a subsidiary receives compensation from the subsidiary for his or her responsibilities at that subsidiary.

NOMINEES FOR ELECTION AS DIRECTORS

JON E. BARFIELD, Chairman and President of The Bartech Group, Inc., a provider of contract employment and related staffing services. Director of Tecumseh Products Company and Granite Broadcasting Corporation. Director of National City since 1998; chairman of the Nominating and Board of Directors Governance Committee and member of the Audit and the Public Policy Committees. Age 48. Shares of National City Common owned: 11,765.

EDWARD B. BRANDON, Retired Chairman of the Board of National City. Director of RPM, Inc. Director of National City since 1986; member of the Executive and the Public Policy Committees. Age 69. Shares of National City Common owned: 312,166 including options for 180,000 shares of National City Common.

JOHN G. BREEN, Retired Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of coatings. Previously, Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company. Director of The Sherwin-Williams Company, The Mead Corporation, Parker-Hannifin Corporation, MTD Products Inc., The Stanley Works and Goodyear Tire & Rubber Co. Director of National City since 1979; chairman of the Compensation and Organization Committee and member of the Executive and the Nominating and Board of Directors Governance Committees. Age 66. Shares of National City Common owned: 91,467.

JAMES S. BROADHURST, Chairman and Chief Executive Officer of Eat’n Park Hospitality Group, Inc., a chain of family restaurants. Director of National City since 1996; member of the Compensation and Organization and the Audit Committees. Age 57. Shares of National City Common owned: 21,925 including options for 4,000 shares of National City Common.

JOHN W. BROWN, Chairman, President and Chief Executive Officer of Stryker Corporation, a manufacturer of surgical and medical products. Director of Stryker Corporation. Director of National City since 1998; member of the Compensation and Organization, the Nominating and Board of Directors Governance and the Executive Committees. Age 65. Shares of National City Common owned: 38,147.

DUANE E. COLLINS, Chairman and Chief Executive Officer of Parker Hannifin Corporation, a durable goods manufacturer. Director of Parker Hannifin Corporation, The Sherwin-Williams Company and The Mead Corporation. Director of National City since 1995; member of the Compensation and Organization and the Executive Committees. Age: 64. Shares of National City Common owned: 19,325.

SANDRA AUSTIN CRAYTON, President and Chief Executive Officer of PhyServ LLC., a medical services consulting company, since 1999. President and Chief Executive Officer of Sedona Healthcare Group from 1997 to 1999. Management Consultant from 1996 to 1997. Director of Ferro Corporation. Director of National City since 1990; chairperson of the Investment Committee and member of the Nominating and Board of Directors Governance Committee. Age 53. Shares of National City Common owned: 8,604.

DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of National City. Director of OMNOVA Solutions Inc. Director of National City since 1988; chairman of the Executive Committee. Age 55. Shares of National City Common owned: 1,931,444 including options for 1,367,631 shares of National City Common.

DANIEL E. EVANS, Chairman of the Board of Bob Evans Farms, Inc., a restaurant and food products company. Director of Bob Evans Farms, Inc. and The Sherwin-Williams Company. Director of National City since 1992; member of the Compensation and Organization and the Audit Committees. Age 64. Shares of National City Common owned: 14,757.

JOSEPH T. GORMAN, Chairman of the Board of TRW, Inc. a provider of advanced technology products and services. Prior to 2001, Chairman and Chief Executive Officer of TRW, Inc. Director of ALCOA, Inc., Imperial Chemical Industries PLC and The Procter & Gamble Company. Director of National City since 2000; member of the Investment and the Compensation and Organization Committees. Age: 63. Shares of National City Common owned: 12,000.

PAUL A. ORMOND, President and Chief Executive Officer, of Manor Care, Inc., a provider of long-term care, skilled nursing, and rehabilitative services. Director of Manor Care, Inc. Director of National City since 1999; member of the Compensation and Organization, the Investment and the Executive Committees. Age 51. Shares of National City Common owned: 13,325.

ROBERT A. PAUL, President and Chief Executive Officer of Ampco-Pittsburgh Corporation, a manufacturer of engineered equipment and steel products. Director of National City since 1996; member of the Executive and the Investment Committees. Age 63. Shares of National City Common owned: 1,538,325.

MICHAEL A. SCHULER, Chairman, President and Chief Executive Officer of Zippo Manufacturing Company, a manufacturer of lighters and metal products until February 2001. Director of National City since 1996; chairman of the Audit Committee and member of the Public Policy Committee. Age 51. Shares of National City Common owned: 19,325 including options for 5,200 shares of National City Common.

JEROME F. TATAR, Chairman, President and Chief Executive Officer of The Mead Corporation, a paper and forest products company. President and Chief Operating Officer of The Mead Corporation; Director of The Mead Corporation and Robbins & Myers, Inc. Director of National City since 1998; member of the Audit, the Investment and the Nominating and Board of Directors Governance Committees. Age 54. Shares of National City Common owned: 9,897.

JERRY SUE THORNTON, Ph.D. President of Cuyahoga Community College, a provider of post-secondary education. Director of OfficeMax, Inc., RPM, Inc., Applied Industrial Technologies Inc. and American Greetings Corporation. Age: 54. Shares of National City Common owned: 92.

MORRY WEISS, Chairman and Chief Executive Officer of American Greetings Corporation, a greeting card manufacturer. Director of American Greetings Corporation and Barnett Inc. Director of National City since 1992; member of the Executive, the Public Policy and the Nominating and Board of Directors Governance Committees. Age 58. Shares of National City Common owned: 15,325.

The board of directors of National City unanimously recommends a vote FOR the slate of directors.

Beneficial Ownership

      As of December 31, 2000, National City had outstanding one class of equity securities as defined in Rule 13d-1 of the General Rules and Regulations under the Securities and Exchange Act of 1934 (the “Exchange Act”), National City Common.

      Beneficial ownership of National City Common, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City Common.

      As of December 31, 2000, to the knowledge of National City, no person or firm, except as noted below beneficially owned more than 5% of the then outstanding National City Common. As of December 31, 2000, no individual director, nominee or officer beneficially owned more than 5% of the then outstanding National City Common. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City’s Common actually outstanding on such date plus an amount equal to the aggregate amount of National City’s Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City’s Common includes, as of such date, those shares which could have been acquired by the exercise of stock options and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Plan Trust.

      As of December 31, 2000, to the knowledge of National City, only National City beneficially owned more than 5% of the outstanding National City Common. As of December 31, 2000 National City owned 86,255,748 shares of National City’s Common which constituted 14.16% of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City’s wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Michigan/Illinois, National City Bank of Pennsylvania, National City Bank of Kentucky and National City Bank of Indiana. Of the 62,350,878 shares of National City Common as to which National City, through its subsidiaries, had, as of December 31, 2000, voting authority, it had sole voting authority as to 61,284,852 of those shares and shared voting authority as to the remainder. Of the 71,191,058 shares as to which National City, through its subsidiaries, had, as of December 31, 2000, investment authority, it had sole investment authority as to 52,566,976 of those shares, and shared investment authority as to the remainder. Included in the aggregate number of shares held as to which National City had, as of December 31, 2000, sole voting and investment authority were 5,015,808 shares held under the National City Non-Contributory Retirement Trust.

      The following table sets forth the beneficial security ownership of all stockholders known to National City to be the beneficial owner of more than five percent of National City Common.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	(2)	(3)
	Name	Amount
(1)	and Address	and Nature of	(4)
Title of	of Beneficial	Beneficial	Percent
Class	Owner	Ownership(1)	of Class

Common Stock	National City Corporation 1900 East Ninth Street Cleveland, OH 44114-3484	86,255,748	14.16%

(1)	No listed beneficial owner is known to have had, as of December 31, 2000 the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act of any shares of National City Common.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under federal securities law, National City’s directors, certain officers, and persons holding more than 10% of any class of National City’s equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City’s equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to the knowledge of National City, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 2000, all of National City’s directors and officers satisfied such filing requirements in full, except that Messrs. William E. MacDonald III and Frederick W. Schantz each made one inadvertent late filing with respect to a disposition of shares of National City Common.

Ownership Guidelines

      The board of directors of National City established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that within three years of becoming a director each director beneficially own at least 12,000 shares of National City Common. Both direct and indirect equity ownership are considered as owned shares for the purpose of this guideline.

      The following table sets forth, as of December 31, 2000, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director or nominee of National City, (b) the chief executive officer and the four other most highly compensated executive officers of National City and (c) all directors and executive officers of National City as a group, as of December 31, 2000:

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

				Share Equivalent	Total Shares &
Title of		Amount of Shares	Percent of	Held in Deferred	Share Equivalents
Class	Name of Beneficial Owner	Beneficially Owned	Class	Compensation Plans	Beneficially Held

Common Stock	Jon E. Barfield	11,765	*	11,150	22,915
Common Stock	Edward B. Brandon	312,166	*	2,319	314,485
Common Stock	John G. Breen	91,467	*	2,319	93,786
Common Stock	James S. Broadhurst	21,925	*	2,319	24,244
Common Stock	John W. Brown	38,147	*	1,832	39,979
Common Stock	Duane E. Collins	19,325	*	14,543	33,868
Common Stock	Sandra Austin Crayton	8,604	*	19,619	28,223
Common Stock	David A. Daberko	1,931,444	*	3,388	1,934,832
Common Stock	Vincent A. DiGirolamo	986,691	*	6,438	993,129
Common Stock	Daniel E. Evans	14,757	*	2,319	17,076
Common Stock	Joseph T. Gorman	12,000	*	1,209	13,209
Common Stock	Bernadine P. Healy, M.D.	12,282	*	1,672	13,954
Common Stock	Dorothy A. Johnson	87,610	*	12,603	100,213
Common Stock	William E. MacDonald III	637,097	*	0	637,097
Common Stock	Paul A. Ormond	13,325	*	5230	18,555
Common Stock	A. Joseph Parker	233,630	*	13,586	247,216
Common Stock	Robert A. Paul	1,538,325	*	26,795	1,565,120
Common Stock	William F. Roemer	608,125	*	13,672	621,797
Common Stock	Michael A. Schuler	19,325	*	2,319	21,644
Common Stock	Robert G. Siefers	735,057	*	4,381	739,438
Common Stock	Jerome F. Tatar	9,897	*	1,191	11,088
Common Stock	Jerry Sue Thornton, Ph.D.	92	*	3,679	3,771
Common Stock	Morry Weiss	15,325	*	9,260	24,585
Common Stock	Directors and Executive Officers of National City as a Group	11,809,590	1.9%	233,372	12,042,962

*  The percent of National City Common beneficially owned is less than 1%.

2.	PROPOSAL RESPECTING THE APPROVAL OF THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN

      At the Annual Meeting of the Stockholders there will be presented for stockholder approval the National City Corporation 2001 Stock Option Plan (the “Option Plan”) which was adopted by the board of directors at its February 26, 2001 meeting subject to the approval of National City stockholders. The purposes of the Option Plan are to provide employment incentives and to encourage stock ownership by officers and key employees of National City or any of its subsidiaries.

      The Option Plan will be administered by the board of directors of National City which may from time to time delegate all or any part of its authority under the Option Plan to a committee of not less than three disinterested directors (the “Committee”). The complete text of the Option Plan appears as Exhibit B to this Proxy Statement. While the main features of the Option Plan are summarized below, such summaries are in all respects subject to the complete text of the Option Plan set forth in Exhibit B.

Eligibility and Participation

      Eligibility for participation in the Option Plan will be limited to those officers (including officers who are members of the board of directors) and key employees of National City or of any of its subsidiaries, as determined by the board of directors.

Shares Available Under the Option Plan

      The shares of National City Common that may be made the subject of option rights pursuant to the Option Plan may be treasury shares or shares of original issue or a combination of the foregoing. The maximum number of shares of National City Common which may be sold upon the exercise of option rights granted pursuant to this Option Plan shall be 30,000,000.

Grants of Option Rights

      The board of directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting of option rights. Each such grant may utilize any or all of the authorizations and shall be subject to all of the limitations contained in the Option Plan. These pertain to number of shares, option price, successive grants, aggregate number of option rights, and qualification (when applicable) under particular provisions of the 1986 Internal Revenue Code, as amended (the “Code”).

      No option right shall be exercisable more than 10 years from the date of grant. Upon exercise, the option price shall be payable in cash, by the transfer to National City by the optionee of shares of National City Common with a market value equal to the total option price, or by a combination of such methods of payment.

      Successive grants may be made to the same eligible employee whether or not any option rights previously granted to such eligible employee remain unexercised. No eligible employee may, however, be granted under this plan, in the aggregate, more than 6,000,000 option rights over any five year period, subject to adjustments that may be made pursuant to the Option Plan.

      Each grant shall be evidenced by an agreement executed on behalf of National City by any officer designated by the board of directors for this purpose and delivered to and accepted by the eligible employee and shall contain such terms and provisions, consistent with the Option Plan, as the board of directors may approve.

Additional Option

      The board of directors may, at or after the date of grant of option rights, grant additional options. Additional options may be granted with respect to any outstanding option. If an optionee exercises an outstanding option that has an additional option feature by transferring already owned shares of National City Common and/or when shares of National City Common are tendered or relinquished as payment of the minimum applicable statutory tax withholding under federal, state, local and foreign tax laws in connection with the exercise of an option, the optionee shall automatically be granted an additional option.

      The additional option shall cover the number of shares of National City Common, equal to the sum of the number of shares of National City Common delivered as consideration upon the exercise of an outstanding option to which such additional option feature relates, and the number of shares of National City Common tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates), in connection with the exercise of the option to which such additional option feature relates.

      The additional option will not have an additional option feature unless the board of directors directs otherwise. The option price of an additional option shall be 100% of the market value per share as of the date of the exercise of the option that has the additional option feature and/or delivers or forfeits shares of National City Common in payment of income tax withholding on the exercise of an option that has the additional option feature. The additional option shall have the same termination date and other termination provisions as the underlying option that had the additional option feature.

Transferability

      Except as provided for by the board of directors, no option right shall be transferable by an optionee other than by will or the laws of descent and distribution. Unless the board of directors otherwise directs, option rights shall be exercisable during the optionee’s lifetime only by the optionee or by the optionee’s guardian or legal representative.

Adjustments

      The board of directors may make or provide for such adjustments in the maximum numbers of shares of National City Common that may be sold upon the exercise of option rights granted pursuant to the Option Plan, that may be sold upon the exercise of option rights intended to be incentive stock options granted pursuant to the Option Plan and the maximum number of option rights that may be granted to any one individual, in the numbers of shares of National City Common covered by option rights granted pursuant to the Plan, and in the prices per share applicable under such option rights, as the board of directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

Fractional Shares

      National City will not be required to issue any fractional share of National City Common pursuant to the Option Plan. The board of directors may provide for the elimination of fractions or for the settlement of fractions in cash.

Administration of the Option Plan

      The Option Plan shall be administered by the board of directors, which may from time to time delegate all or any part of its authority under the Option Plan to a committee of the board of directors of not less than three disinterested directors. To the extent of such delegation, references to the “board of directors” shall include such committee.

      The interpretation and construction by the board of directors of any provision of the Option Plan, or of any agreement evidencing the grant of option rights, and any determination made by the board of directors pursuant to any provision of the Option Plan or of any option agreement shall be final and conclusive. No member of the board of directors shall be liable for any action taken or omitted in connection with the interpretation or administration of the Option Plan or any grant unless attributable to his or her willful misconduct or lack of good faith.

Amendments, Etc.

      The Option Plan may be amended from time to time by the board of directors but, without further approval by the stockholders of National City, no such amendment shall increase the maximum numbers of shares of National City Common, change the definition of eligible employees or materially increase the benefits accruing to optionees hereunder.

      The board of directors shall not authorize the amendment of any outstanding option right to reduce the option price except in conjunction with the adjustments as discussed above. No option rights shall be canceled and replaced with awards having a lower option price.

Assumptions

      In the event that a corporation is merged into National City, and National City is the survivor of such merger, the board of directors may elect, in its sole discretion, to assume under the Option Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the board of directors may determine in its sole discretion, provided that the options as assumed do not provide or contain any terms, conditions, or rights which an option right may not provide for under the Option Plan.

Federal Tax Consequences

      National City presently anticipates that option-rights granted pursuant to the Option Plan will be either “non-qualified” or “incentive stock” options.

      Non-qualified option rights and additional options will not result in any taxable income to the optionee or deduction to National City at the time they are granted. In general, the holder of non-qualified option rights will realize taxable ordinary compensation income at the time of the exercise of the option rights or the non-qualified additional options in an amount measured by the excess of the fair market value of the shares at that time over the option price. The tax basis to the optionee for non-qualified option shares acquired will be the option price plus such taxable ordinary compensation income and when the optionee disposes of the shares capital gain or loss will be recognized, either long or short term, depending on the holding period of the shares.

      The amount included in the income of the optionee of non-qualified option rights or related additional options as ordinary taxable income determines the amount of the deduction to which the National City is entitled.

      Option Rights which are incentive stock options will not result in taxable income to the optionee or a deduction to the National City at the time granted nor at the time exercised if holding period requirements are observed. The optionee must hold the stock more than two years from date of grant and one year from date of exercise. If these holding requirements are met, the optionee will receive capital gain treatment and National City will not be entitled to a deduction. If these holding requirements are not met, in general, the optionee has ordinary taxable income and National City is entitled to a deduction measured by the excess of the fair market value of the shares of the National City Common at the time of exercise or disqualifying sale over the option price, whichever produces a lesser gain.

      If the holding requirements of an incentive stock option are met, the tax basis to the optionee for National City Common acquired on exercise of an option right that is an incentive stock option will be the fair market value at the date the option right was granted. The difference between the fair market value at the date of exercise and the option price of the incentive stock option will be an item of tax preference. Thus, it will have to be included when making the alternative minimum tax calculation for the year in which the incentive stock option was exercised.

General

      The closing price of National City Common as reported by The Wall Street Journal for February 28, 2001 was $27.20 per share.

Option Plan Benefits

      It is not possible to determine the future option grants that may be made to eligible employees pursuant to the Option Plan. Set forth in the table below are benefits and amounts that were actually granted under the National City Stock Option Plans to eligible employees during National City’s last completed fiscal year ended December 31, 2000.

2000
PLAN BENEFITS

NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN

	2000
	Dollar	Number of
Name and Position	Value ($)(1)	Units

D. A. Daberko	$1,901,465	566,256
Chairman of the Board
and Chief Executive Officer

V. A. DiGirolamo	$1,204,735	349,086
Vice Chairman

R. G. Siefers	$1,191,650	364,334
Vice Chairman

W. E. MacDonald III	$457,500	150,000
Vice Chairman

A. J. Parker	$305,000	100,000
Executive Vice President

Executive Group(2)	$4,721,683	1,517,416

Non-Executive Director Group	$0	0

Non-Executive Officer Employee Group(3)	$27,683,697	8,993,338

(1)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the grant date present value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 22.1%, (ii) an expected dividend yield of 3.5% (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 5.01% (iv) an expected option life equal to the anticipated period of time from date of grant to exercise of 4 years and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.

(2)	The Executive Group consists of 18 people.

(3)	The Non-Executive Officer Employee Group consists of 2,266 people.

  Approval by Stockholders

      The proposal requires for its adoption the favorable vote of the holders of shares of National City Common, representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting.

      The board of directors of National City unanimously recommends a vote FOR this proposal.

3.  SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of National City believes it appropriate to submit for action by the stockholders of National City, the approval of the selection of Ernst and Young LLP, independent auditors, as auditors for National City for the year 2001. The firm and its predecessors have served as independent auditors for National City since its inception in 1973. In the opinion of the board of directors of National City, the reputation, qualifications and experience of the firm make appropriate its reappointment for 2001. A representative of the firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

  Approval by Stockholders

      The proposal requires for its adoption the favorable vote of the holders of shares of National City Common, representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting.

      The board of directors of National City unanimously recommends a vote FOR this proposal.

4.  STOCKHOLDER PROPOSAL

      A stockholder who owns 384 shares of National City Common, has notified National City that he intends to present the following proposal at the Annual Meeting:

RESOLVED, I recommend that the board of directors either sell or seek a merger of National City Corporation with another financial institution with a proven record of financial accomplishments.

  Stockholder’s Supporting Statement

      As a stockholder of National City Corporation, I am more than displeased with the steady deterioration of the market value of my holdings. Since January of 1999 my holding have decreased in value some 40%. While I recognize that the financial sector, as a whole, has been underperforming, the erosion of National City Bank shares has been far above the industries average.

      Because of this continuing concern I am submitting a recommendation which I would like presented at the next annual shareholders meeting.

  The Board of Directors’ Statement in Opposition

      The board of directors strongly believes that implementation of the stockholder proposal described above would not be in the best interests of stockholders or National City. Management and the board of directors of National City are firmly committed to maximizing stockholder value. The board of directors recognizes its fiduciary duties to stockholders and believes this resolution would compromise the ability of the board of directors to fulfill its duties. The board of directors and management regularly evaluate ways in which to maximize long-term stockholder value. National City periodically retains investment bankers and other third party advisers to make presentations to the board of directors concerning strategies for maximizing long-term stockholder value.

      The board of directors believes that approval of this resolution would cause uncertainty regarding National City’s future, which would undermine confidence in National City and adversely affect National City’s relationships with employees, customers and vendors. This could have an adverse impact on National City’s ability to effectively compete in the short and long run, leading to a potential decline in revenues and profits and, in turn, stockholder value.

      National City offered to meet with the stockholder to discuss his concerns, but he declined the offer.

      The board of directors will continue to act in what it considers to be the best interest of all stockholders of National City.

      The name and address of the stockholder will be provided promptly upon an oral or written request to the Corporate Secretary.

  Approval by Stockholders

      The proposal requires for its adoption the favorable vote of the holders of shares of National City Common, representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting.

      The board of directors of National City unanimously recommends a vote AGAINST this proposal.

REMUNERATION OF EXECUTIVE OFFICERS

AND TRANSACTIONS WITH MANAGEMENT — NATIONAL CITY

Executive Compensation

      (a) Compensation.  The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 2000 by (i) David A. Daberko, the chief executive officer, and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying		Other
Name and Principal			Bonus	Annual	Award(s)	Options/	LTIP	Comp
Position	Year	Salary($)	($)(1)	Comp($)(2)	($)(3)	SARs(#)	Payouts($)	($)(4)

D. A. Daberko	2000	$998,333	$400,000	$52,745	$764,750	566,256	$611,644	$85,203
Chairman of the Board	1999	$983,333	$500,000	$40,415	$1,013,208	414,205	$487,809	$113,214

and Chief Executive Officer	1998	$885,417	$508,725	$0	$835,198	404,750	$618,257	$191,314

V. A. DiGirolamo	2000	$670,833	$688,500	$3,762	$0	349,086	$321,067	$57,625
Vice Chairman	1999	$645,833	$894,562	$7,323	$0	257,344	$250,483	$74,367
	1998	$564,583	$262,500	$0	$632,527	258,704	$310,250	$75,873

R. G. Siefers	2000	$645,833	$721,500	$10,305	$0	364,334	$306,133	$54,573
Vice Chairman	1999	$620,833	$918,750	$10,955	$0	240,340	$163,163	$66,342
	1998	$527,083	$780,000	$0	$0	242,540	$179,704	$50,883

W. E. MacDonald III	2000	$443,333	$369,000	$10,906	$0	150,000	$148,587	$34,296
Vice Chairman	1999	$381,667	$439,930	$8,422	$0	124,859	$117,135	$43,611
	1998	$335,833	$142,800	$0	$180,428	115,792	$157,817	$39,886

A. J. Parker	2000	$313,750	$341,250	$1,614	$0	100,000	$69,653	$25,386
Executive Vice President	1999	$266,667	$332,555	$1,612	$169,688	73,292	$50,540	$31,801
	1998	$235,833	$147,813	$0	$48,293	52,532	$61,861	$24,976

(1)	Bonuses for years prior to 1999 include cash and deferred awards made under both the National City Annual Corporate Performance Incentive Plan and the National City Corporation Short-Term Incentive Compensation Plan for Senior Officers. Bonuses since 1999, include cash and deferred awards made under the National City Corporation Management Incentive Plan for Senior Officers. D.A. Daberko will receive a portion of his Management Incentive Plan award in the form of Restricted Stock. The value of the Restricted Stock granted to D.A. Daberko as payment of his Management Incentive Plan award was $764,750.

(2)	Amounts reimbursed during the respective fiscal year for the payment of certain taxes.

(3)	In addition to the amounts included in the above table for the year 2000, as of 12/31/00:

D.A. Daberko had 98,154 shares of Restricted Stock having a value, as of 12/31/00, of $2,821,928;

V.A. DiGirolamo had 56,500 shares of Restricted Stock having a value, as of 12/31/00, of $1,624,375;

R.G. Siefers had 24,300 shares of Restricted Stock having a value, as of 12/31/00, of $698,625;

W.E. MacDonald III had 16,100 shares of Restricted Stock having a value, as of 12/31/00, of $462,875; and

A.J. Parker had 7,847 shares of Restricted Stock having a value, as of 12/31/00, of $225,601.

The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders of National City.

(4)	All Other Compensation includes the matching component of the Executive Savings Plan and the Savings and Investment Plan, and the value of premiums paid by National City in connection with split dollar insurance contracts; but does not include retirement accruals as these are not calculable. For the year 2000, each of the named executive officers were credited with the following matching amount under the Savings and Investment Plan: D.A. Daberko, $6,563; V.A. DiGirolamo, $6,563; R.G. Siefers, $6,563; W.E. MacDonald III, $6,563 and A.J. Parker, $6,563. The named executive officers were credited with the following matching amount under the Executive Savings Plan during the year 2000: D.A. Daberko, $47,104; V.A. DiGirolamo, $26,979; R.G. Siefers, $29,479; W.E. MacDonald III, $19,354 and A.J. Parker, $12,875. All other compensation also includes the following amounts equal to the value of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following named executive officers during 2000, respectively, as applicable: D.A. Daberko, $31,536; V.A. DiGirolamo, $24,083; R.G. Siefers, $18,531 ; W.E. MacDonald III, $8,379, and A.J. Parker, $5,948. The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements generally will be recovered in full by National City upon the cancellation or purchase by a named executive officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

     (b)  Options. The following table provides information on option grants in fiscal year 2000 to the named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or		Grant Date
	Options/SARs		Employees in	Base Price	Expiration	Present Value
Name	Granted (#)		Fiscal Year (4)	($/sh)	Date	($) (5)

D.A. Daberko	5,614	(1)	0.05%	$17.813	6/20/2010	$17,123
	116,256	(2)	0.97%	$26.560	7/22/2006	$528,965
	444,386	(3)	3.69%	$17.813	6/20/2010	$1,355,377

V.A. DiGirolamo	5,614	(1)	0.05%	$17.813	6/20/2010	$17,123
	74,086	(2)	0.62%	$28.880	7/22/2006	$365,985
	269,386	(3)	2.24%	$17.813	6/20/2010	$821,627

R.G. Siefers	5,614	(1)	0.05%	$17.813	6/20/2010	$17,123
	64,334	(2)	0.53%	$26.750	7/22/2006	$294,650
	294,386	(3)	2.44%	$17.813	6/20/2010	$879,877

W.E. MacDonald III	5,614	(1)	0.05%	$17.813	6/20/2010	$17,123
	144,386	(3)	1.20%	$17.813	6/20/2010	$440,377

A.J. Parker	5,614	(1)	0.05%	$17.813	6/20/2010	$17,123
	94,386	(3)	0.78%	$17.813	6/20/2010	$287,877

(1)	Options are incentive stock options. One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. A further restriction is placed on the exercise of the options such that the maximum number of shares of National City Common which become initially available for purchase in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Rights to Additional Options as defined under either the Amended and Restated National City Corporation 1993 Stock Option Plan or the National City Corporation 1997 Stock Option Plan (“Additional Options”) are attached to each incentive stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(2)	Options are Additional Options. Additional Options are granted at the market price of National City Common on the date the original option was exercised and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(3)	Options are non-qualified stock options. One half of each option becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. Rights to Additional Options are attached to each non-qualified stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(4)	National City granted options including Additional Options representing 12,040,430 shares to employees during 2000.

(5)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the grant date present value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 22.1%, (ii) an expected dividend yield of 3.5% (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 5.01% (iv) an expected option life equal to the anticipated period of time from date of grant to exercise of 4 years and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.

     The following table sets forth the stock options exercised by each of the named executive officers during the fiscal year ended December 31, 2000 and the December 31, 2000 value of all unexercised options held by the named executive officers.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/ SAR VALUES

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
			at 12/31/00	at 12/31/00(2)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable

D.A. Daberko	193,650	$1,732,297	1,367,631	$3,685,092
			713,756	$5,305,538

V.A. DiGirolamo	100,000	$1,150,500	678,776	$511,319
			436,586	$3,084,375

R.G. Siefers	83,332	$781,237	566,070	$110,775
			468,500	$3,497,938

W.E. MacDonald III	8,456	$80,585	454,585	$2,230,227
			185,000	$1,671,250

A.J. Parker	7,600	$69,350	180,994	$972,211
			125,000	$1,115,625

(1)	The “Value Realized” is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2)	The “Value of Unexercised In-The-Money Options/ SARs at 12/31/00” is equal to the difference between the option exercise price and National City Common’s closing price on December 31, 2000 of $28.75.

      The following table provides information on the awards of long-term incentive plan participation during the fiscal year ended December 31, 2000.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

		Performance	Estimated Future Payouts under
	Number of	or Other	Non-Stock Price-Based Plans(3)
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)(1)	Payout(2)	($)	($)	($)

D.A. Daberko	N/A	December 31, 2003	322,565	537,609	1,075,218

V.A. DiGirolamo	N/A	December 31, 2003	174,185	290,309	580,618

R.G. Siefers	N/A	December 31, 2003	167,734	279,557	559,113

W.E. MacDonald III	N/A	December 31, 2003	116,124	193,539	387,078

A.J. Parker	N/A	December 31, 2003	67,739	112,898	225,796

(1)	The Long-Term Plan grants cash awards based on a percentage of the individual’s base pay. No shares or other rights are granted.

(2)	The Long-Term Plan is based on a three-year cycle starting 1/1/01 and ending 12/31/03. Messrs. Daberko, DiGirolamo, Siefers, MacDonald and Parker were each awarded the opportunity to participate in the next three-year cycle. Payouts occur only at the end of the cycle.

(3)	The payout is based on National City’s total return to its stockholders over the three-year cycle as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year cycle for each participant. Base pay was assumed to increase at the rate of 4% per year and that annual increases would occur on March 1 of each year of the Plan Cycle.

      The value of benefits paid or furnished by National City in 2000 to executive officers, other than those included in the preceding tables, are less than the amounts required to be disclosed pursuant to the Securities and Exchange Act.

REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

      National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission’s proxy disclosure rules on executive compensation.

      The information provided enables stockholders to understand executive officer compensation and its relationship to National City’s performance during 2000. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Compensation Philosophy

      National City’s compensation philosophy recognizes that employees are key to delivering the products and quality services that enable National City to be a premier provider of diversified financial services. Employee compensation opportunities are one tool National City uses to align employee performance with business objectives, pursuant to the following principles:

•	Focus on performance of the organization;

•	Promote achievement of business unit objectives;

•	Reward identifiable and measurable individual contributions;

•	Reinforce the link with stockholder value creation through appropriate use of employee equity ownership;

•	Design compensation opportunities to be externally competitive and internally equitable.

      These principles result in National City maintaining a diversified compensation platform that delivers rewards based on the achievement of planned results, motivates employees toward the achievement of individual, business unit, and corporate objectives, and broadly links employee rewards with stockholder outcomes.

Executive Compensation Principles

      Executive officers generally receive a compensation package that consists of base pay, annual bonus and long-term incentive with each element being structured to support National City’s compensation philosophy.

      Certain aspects of each compensation element are formed with regard to the practices of a peer group of comparable financial service companies (the “Peer Group”). The Compensation Committee regularly reviews the members of this group and selects those to be included. All of the National City Peer Group companies are included in the KBW50 Total Return Index.

      National City’s base pay offering is the foundation of the compensation package for executive officers. Base pay is generally maintained to be both consistent with the practices of the Peer Group, and to reflect the strategic importance of National City key executives. The offering enables National City to attract and retain key executives.

      Annual bonuses are provided when specified financial results are achieved. Bonus opportunities are generally established with respect to Peer Group practices, and annual awards are delivered in response to individual, business unit, and corporate financial achievements. Corporate financial targets are established with regard to stockholder interests, and reflect such components as earnings per share, return on equity, return on assets, and overhead ratio, with each component being measured either in absolute terms or in relative terms as compared to the Peer Group. The Compensation Committee establishes all financial metrics and the Peer Group.

      Long-term incentive opportunities for executive officers consist of both cash-based and equity-based awards. Cash-based opportunities are provided to those executives whose services are critical to National City’s overall business results. Long-term awards are provided to encourage executive retention and motivation and are paid in response to National City’s long-term corporate objectives such as relative stockholder return over a rolling three-year period and leadership development. The Compensation Committee establishes the Peer Group companies used for making relative comparisons.

      Equity-based long-term awards are used to link a significant portion of each executive officer’s compensation opportunity to the value realized by National City stockholders. National City uses stock options and restricted stock as the primary delivery devices for equity-based awards. Options are granted with an exercise price of not less than the fair market value of National City Common on the grant date. The number of shares granted to each executive officer is determined with respect to Peer Group practices, general trends in the financial services industry, and with regard to National City’s strategic priorities. Executives only receive value under these awards if the fair market value of National City Common increases. National City maintains a policy of not repricing options. Restricted stock awards are used either to attract and retain key executives, or as a distribution vehicle for executive officer annual bonuses. Delivering bonuses in restricted stock promotes stability of results and encourages the ongoing creation and maintenance of stockholder value.

      National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for non-exempted compensation in excess of $1,000,000 to key executives. National City’s compensation plans are currently structured to minimize the non-exempted compensation in excess of the limitation for deduction by National City established by Section 162(m). In the event that the limitation is exceeded, the Compensation Committee determines whether the compensation in excess of the limitation will be paid in cash or deferred until a later time.

      In addition to the compensation offerings described above, National City maintains stock ownership guidelines for executive officers. These guidelines are maintained in order to strengthen the link between long-term corporate performance and executive rewards.

      Individual stock ownership targets were determined in 1996 based on a multiple of the base salary mid-range. The guidelines are applicable to executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and select other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 62 executives. The ownership guidelines as of December 31, 2000 for the named executive officers are as follows:

Stock Ownership Guidelines for the Named Executive Officers

David A. Daberko	118,918 shares
Vincent A. DiGirolamo	75,676 shares
Robert G. Siefers	75,676 shares
William E. MacDonald III	75,676 shares
A. Joseph Parker	52,028 shares

      The executives have three years from the date they become subject to the stock ownership guidelines to meet the guidelines. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in phantom National City Common and 401(k) funds invested in the National City Corporation Common Stock Fund. For the fiscal year ended December 31, 2000, each named executive officer exceeded his stock ownership guideline.

      National City’s executive compensation principles support a diverse compensation platform which motivates employees toward the achievement of individual, business unit, and corporate objectives; delivers rewards based on the achievement of planned results; and broadly links employee rewards with stockholder outcomes.

Compensation Committee’s Review of Chief Executive Officer’s Compensation

      Mr. Daberko, National City’s Chairman and Chief Executive Officer, has 32 years of service with National City Corporation. He has served as Chairman and Chief Executive Officer since July 1995 when he was promoted from President and Chief Operating Officer. For 2000, Mr. Daberko’s total cash compensation, consisting of base salary, annual bonus, tax reimbursements, and long-term cash incentive, together with restricted stock in lieu of cash was $2,827,472. This figure represents a 6.5% decrease from the compensation level paid to Mr. Daberko for 1999.

      The compensation package offered to Mr. Daberko is structured and delivered according to National City’s executive compensation principles. For 2000, this package consists of base pay, annual bonus, long-term cash-based incentives, and long-term equity-based incentives.

      In order to maintain Mr. Daberko’s competitive position with respect to peer practices, his base salary was increased in 2000 by $15,000 over the base salary paid to him in 1999.

      For services rendered in 2000, Mr. Daberko received an annual bonus award of $1,164,750 of which $764,750 was paid in the form of restricted stock. The aggregate award represents a 23% decrease from the annual bonus awarded to Mr. Daberko for services rendered during 1999. The 2000 annual bonus was based on select financial results for National City during 2000, including but not limited to earnings per share, return on assets, return on equity and the overhead ratio. Since National City’s earnings fell short of internal targets established by the Compensation Committee for 2000, 35% of Mr. Daberko’s annual bonus opportunity was forfeited. The annual bonus actually awarded to Mr. Daberko for 2000 was paid in response to National City’s relative financial performance as compared to a Peer Group of comparable financial services companies that were selected in advance by the Compensation Committee and reflects National City’s position within that Peer Group.

      Mr. Daberko received a cash-based award under National City’s Long-Term Incentive Plan during 2000. This award was paid in response to National City’s total stockholder return over the three-year period as compared to the total stockholder return for each company in a Peer Group of comparable financial services companies as selected by the Compensation Committee prior to the start of the three-year period. Based on this measure for the three-year period commencing January 1998 and ending December 2000, Mr. Daberko received an award of $611,644.

      Mr. Daberko also received equity-based long-term awards under National City’s stock option program. For 2000, Mr. Daberko received options to purchase 450,000 shares of National City Common with an exercise price of $17.813 per share (the market value per share of National City Common on the day of grant). This award was formulated with regard to practices of a Peer Group of comparable financial services companies and was made in order to continue to link a significant portion of Mr. Daberko’s total compensation opportunity to stockholder returns. The Compensation Committee did not consider the number of options held by Mr. Daberko in making this award, except for ensuring that the option plan limits were not exceeded. In addition, Mr. Daberko received Additional Options during 2000 by surrendering previously owned shares of National City Common to exercise stock options with the Additional Option feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original award.

      During 2000, National City undertook a number of activities that aimed to improve long-term potential operating outcomes. Such activities included significant balance sheet restructuring, departure from underperforming businesses, customer service improvements, and significant senior executive realignment. The success of these activities will be measured over the years to come. Earnings produced for 2000, while second-best over the life of the company, fell short of pre-established targets. The cash compensation paid to Mr. Daberko during 2000 reflected these results.

Compensation Committee

      John G. Breen, Chairman

      James S. Broadhurst

      John W. Brown

      Duane E. Collins

      Daniel E. Evans

      Joseph T. Gorman

      Paul A. Ormond

STOCKHOLDER RETURN PERFORMANCE

      Set forth below is a line graph comparing the five-year cumulative total return of National City Common, assuming reinvestment of dividends, with that of the Standard & Poor’s 500 Total Return Index (the “S&P 500”) and the KBW50 Total Return Index. The KBW50 is a market-capitalization-weighted bank stock index developed and published by Keefe, Bruyette & Woods, Inc., a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation’s largest banking companies.

5 Year Total Return

12/95 - 12/00
National City vs. KBW50 and S&P 500

	National City	S&P 500	KBW 50

1995	100.00	100.00	100.00
1996	141.00	122.90	141.50
1997	213.20	164.00	206.80
1998	242.00	210.80	223.90
1999	163.40	255.20	216.10
2000	210.30	231.90	259.50

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees National City’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in National City’s Annual Report on Form 10-K with management, which included a discussion of the selection of appropriate accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who is responsible for expressing an opinion on the conformity of National City’s audited financial statements with generally accepted accounting principles, its judgment as to National City’s selection of appropriate accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors independence from management and National City, including the matters contained in the auditors written disclosure required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors independence.

      The Audit Committee discussed with National City’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of National City’s internal controls, and the overall quality of National City’s financial reporting.

      The Audit Committee has recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in National City’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as National City’s independent auditors.

Michael A. Schuler, Chairman

Jon E. Barfield
James S. Broadhurst
Daniel E. Evans
Dorothy A. Johnson
Jerome F. Tatar

January 24, 2001

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for the annual audit of National City’s consolidated financial statements for the fiscal year ended December 31, 2000 and the reviews of the quarterly reports on Form 10-Q for the same fiscal year were $1.8 million.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for other services for the fiscal year ended December 31, 2000 were $4.1 million. All other fees consisted primarily of attestation services required by law or regulation, tax advisory, tax compliance, and accounting advisory services.

DESCRIPTION OF NATIONAL CITY’S COMPENSATION AND BENEFIT PLANS

      Savings Plan.  The National City Savings and Investment Plan (the “Savings Plan”) is a qualified salary reduction and profit-sharing plan within the meaning of Section 401(k) of the Internal Revenue Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one month of continuous service and is 21 years of age or older) of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the “Trust”) for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 12% of the employee’s base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. Participants who have completed one year of continuous service shall also be eligible to receive Matching Employer Contributions on the basis of their Before-Tax Contributions made after that date as described herein. The employers also make contributions to the Trust (“Regular Matching Employer Contributions”) in an amount equal to the Regular Matching Employer Contribution percentage then in effect (the Regular Matching Employer Contribution percentage is currently an amount equal to 115% of the first 6% of such an employee’s pay contributed as a Before-Tax Contribution).

      Prior to 2001, under the Savings Plan, the employer could also make an additional contribution (“Profit Sharing Matching Contribution”), the amount of which Profit Sharing Matching Contribution for a year could range from zero to a maximum of 50 cents for each $1.00 of an Eligible Employee’s Before-Tax Contributions for that year based upon National City’s ability to meet certain objectives regarding profitability. No Profit Sharing Matching Contribution was made for 2000 because of the failure to meet the pre-established financial targets. The Savings Plan was amended to eliminate the Profit Sharing Matching Contribution effective January 1, 2001.

      Amounts contributed to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

      Executive Savings Plan.  Effective January 1, 1989, National City adopted the National City Executive Savings Plan (the “Executive Savings Plan”), in the form of a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Savings Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which by reason of an individual’s annual compensation or service would not be otherwise allowed because of the annual maximum limit of the Internal Revenue Code or because of the application, under the Internal Revenue Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Savings Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

      Participants in the Executive Savings Plan are limited to those key officers of National City or its subsidiaries who may be designated from time to time by the Compensation Committee. The benefits of the Executive Savings Plan are without regard to any limitation imposed by the Internal Revenue Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Savings Plan.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Savings Plan or the Executive Savings Plan.

      Long-Term Plan.  The National City Corporation Long-Term Incentive Compensation Plan (the “Long-Term Plan”) focuses upon providing superior returns to stockholders of National City and measures National City’s total return to its stockholders against the total returns to stockholders of a peer group of high-performing banking companies. The measurement of total return includes dividends paid plus changes in the market value of National City Common. The measurement over a three-year period is intended to focus on the long-term performance of National City linking senior management’s compensation to the total stockholder return during the period.

      The Long-Term Plan is administered by the Compensation Committee. Each year begins a new three-year cycle. The awards can range up to 100% of an individual participant’s average annual base salary during the cycle for the chief executive officer of National City and up to a lesser percentage for other senior executive officers selected to participate under the Long-Term Plan. The amount of the award earned is dependent upon the total stockholder return during the cycle in comparison with the total stockholder return of the peer group. The peer group is established prior to the beginning of the cycle by the Compensation Committee. All of the banking companies in the peer group at this time are included in the KBW50 used in the performance chart appearing under the caption “Stockholder Return Performance”. National City believes it is important that the peer group it compares itself to consists of the better-performing financial services companies.

      Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient’s termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon are payable to the participant during employment not less than one year after request for payment or after termination of employment to a participant, his beneficiary or estate as a one time payment or on an installment basis over ten years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time in funds available under the National City Deferred Compensation Plan and are subject to the gains or losses on those investments.

      In the event of a change in control of National City, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control, National City’s total stockholder return during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Long-Term Plan.

      Management Incentive Plan for Senior Officers.  The National City Corporation Management Incentive Plan for Senior Officers (the “Management Incentive Plan”) focuses on both annual goals achieved by individual participants and the annual operating results achieved by National City. Under the Management Incentive Plan, each calendar year is a separate “plan cycle”. Participants who are senior officers of National City are selected by the Compensation Committee prior to the commencement of each plan cycle. All other participants for a plan cycle are selected by National City’s chief executive officer.

      The Management Incentive Plan, which is administered by the Compensation Committee, allows for the granting of two types of awards: Individual Awards and Corporate Awards. Individual Awards may be granted to a participant based upon the participant’s individual contribution and business unit performance during the plan cycle. No participant who is, during a plan cycle, the chief executive officer of National City or one of National City’s other named executive officers for that plan cycle may be paid an Individual Award for that plan cycle. Individual Awards are determined by comparing actual individual and business unit achievements during a plan cycle to established objectives for that plan cycle.

      Corporate Awards, which may be granted to any participant, are based upon National City’s performance with respect to key financial indices the identity and relative weight of which are determined by the Compensation Committee. The performance may be relative to pre-established goals, the performance of a peer group established by the Compensation Committee, or any other objective standard established by the Compensation Committee. The key financial indices will consist of a variety of financial ratios that are frequently used by financial corporations to measure profitability and overall operating performance. The particular indices to be used for a given plan cycle and the relative weight to be given to each of the indices, will be determined by the Compensation Committee. The Compensation Committee may in its discretion reduce the Corporate Award payable to any participant notwithstanding the attainment of any performance goal.

      Amounts awarded under the Management Incentive Plan may be in cash, in unfunded future benefits, in restricted stock (as hereinafter described under the caption “Restricted Stock Plans”) or in a combination thereof. With the exception of a cash award and restricted stock, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient’s termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon are payable to the participant during employment not less than one year after request for payment or after termination of employment to a participant, his beneficiary or estate as a one time payment or on an installment basis over ten years. Unfunded future benefit awards are considered as invested as directed by the recipient from time to time in funds available under the National City Deferred Compensation Plan and are subject to the gains or losses on those investments.

      In the event of a change in control, the Management Incentive Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Management Incentive Plan.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Management Incentive Plan.

      Long-Term Supplemental Incentive Compensation Plan.  The Long-Term Supplemental Incentive Compensation Plan (the “Supplemental Incentive Plan”) became effective on January 1, 2000. The purpose of the Supplemental Incentive Plan is to focus on management succession, management retention and bridging competitive market place shortfalls. Plan awards build loyalty to National City by providing an incentive to those key executives who are primarily responsible for National City’s profitability and success.

      The Supplemental Incentive Plan is administered by the Compensation Committee and serves as a non-qualified plan providing for deferred compensation. Participation in the Supplemental Incentive Plan is limited to those senior officers of National City who, by nature and scope of their positions are materially responsible for the management, growth, and overall success of National City as determined by the Compensation Committee.

      Participation in the Supplemental Incentive Plan will be determined by the Compensation Committee prior to the period of time during which a participant must render services in order to become vested in his or her award. Each performance period and vesting period will be established by the Compensation Committee in connection with the grant of each award pursuant to the Supplemental Incentive Plan. Each participant approved for participation will be notified of the selection as soon after approval as is practicable and will become a participant upon acceptance by him or her of such selection and upon execution of the award agreement (if any) approved by the Compensation Committee.

      The amount of the incentive compensation that will be awarded to a participant is expressed as a dollar amount and vests based on the vesting schedule established by the Compensation Committee when granted, if not vested earlier by another vesting event. The vested portion of a participant’s accumulated award is distributed in either a single distribution or in installments over a period of years commencing after the termination of the participant’s employment with National City and its subsidiaries. Each participant submits a payment election form specifying how the payment will be made. Subject to the discretion of the Compensation Committee, several optional means of distribution will be made available. Vesting event means the earliest to occur of the date that all or a portion of the award vests according to the schedule established by the Compensation Committee, the effective date of a change in control, the date the participant retires on a normal retirement date, the date a participant incurs a disability, the date of a participant’s death or the date a participant ceases to be an employee by reason of action initiated by the employer other than a termination for cause and where a participant has executed a release, releasing employer from any liability associated with or arising out of participant’s employment or termination of employment. Upon a participant’s early retirement, the Compensation Committee will have the discretion to vest any portion or all of a participant’s award(s). All non-vested awards in a participant’s account are forfeited upon the participant’s termination and National City shall have no further obligation to pay the participant in regard to such forfeited awards.

      A participant may designate a beneficiary to receive his or her accumulated award in the event of the participant’s death. A participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of the designated beneficiary. If no beneficiary is designated or is alive at the date of the participant’s death, payment will be made to the participant’s estate. If the participant’s death occurs during employment, the participant’s account will be distributed in a lump sum. If a participant’s death occurs after installment payments have commenced, the remainder of the participant’s account will be distributed in a lump sum on the next scheduled payment date.

      Amounts awarded under the Supplemental Incentive Plan are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the participant’s termination of employment with National City and its subsidiaries.

      Each participant’s account will be credited as of the last day of each calendar year with an investment credit. The investment credit will be determined by multiplying the annual yield on a 30-year constant maturity U.S. Treasury Security, as published in the Federal Reserve Statistical Release, for the last active trading day in the calendar year times the average daily balance in the participant’s account for that year. In the event that the security or publication becomes unavailable, the Compensation Committee will have the discretion to select a comparable reference for purposes of determining the investment credit.

      Upon a change in control, all accumulated awards will become 100% vested. Award payments will not be accelerated following a change in control unless the Compensation Committee acts to have the accumulated awards paid during the first February following the effective date of the change in control.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Supplemental Incentive Plan.

      Stock Option Plans.  National City has in effect the 1989 Stock Option Plan; the 1993 Stock Option Plan, as amended and restated, and the 1997 Stock Option Plan (the “Stock Option Plans”). No new options may be granted under the 1989 Stock Option Plan. Each of the Stock Option Plans has substantially similar provisions and generally provides for the granting of options to purchase shares of National City Common, the options being either non-qualified options or options that are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. Under the Stock Option Plans, no options may be granted at less than 100% of the market value of National City Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring that plan maximums are not exceeded.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive options under the Stock Option Plans.

      Restricted Stock Plans.  National City has in effect the Amended and Second Restated 1991 Restricted Stock Plan (the “1991 Restricted Stock Plan”) and the 1997 Restricted Stock Plan (the 1997 Restricted Stock Plan together with the 1991 Restricted Stock Plan, the “Restricted Stock Plans”). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the board of directors of National City.

      The Restricted Stock Plans are administered by the Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of restricted National City Common (“Restricted Stock”) to a recipient and restricting that recipient’s rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

      Restricted Stock has been granted to executive officers for two purposes. The first is to offset the liability of a portion of their Supplemental Retirement Benefits with the restrictions being lifted at retirement. Grants are based on the present value of accrued supplemental benefits. The second is to deliver all or part of awards under the Management Incentive Plan. In this case, restrictions lapse after one year.

      Other employees who do not receive stock option grants and who have been identified by their managers as high potential employees may be awarded restricted stock grants. The restrictions on grants to high potential employees lapse on the fourth anniversary of the grant.

      The total amount of Restricted Stock that may be awarded under the 1991 Restricted Stock Plan, as amended, is 2,000,000 shares, of which no more than 300,000 shares may be awarded in the aggregate to any one individual. The total amount of Restricted Stock that may be awarded under the 1997 Restricted Stock Plan is 3,000,000 shares, of which no more than 450,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plans, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the board of directors) or any of its subsidiaries and to the directors of National City who are not employees of National City or its subsidiaries (“Director Awards”).

      The Restricted Stock Plans contemplate that the Compensation Committee may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the Compensation Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan (there is no similar requirement in the 1997 Restricted Stock Plan); and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

      Other than directors who also are officers of National City, each individual who is first elected or appointed to the board of directors will be, awarded 2,000 shares of Restricted Stock subject to transfer restrictions. In addition, each director who is reelected or reappointed as a director of National City will be awarded 1,000 shares of Restricted Stock. The restrictions on the Director Awards do not expire until the earlier of the individual director’s death, disability, or nine months after the date of the award.

      Each of the Restricted Stock Plans provides that upon a change in control of National City (as defined in the Restricted Stock Plan), all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City Common free of any such restrictions.

      Severance and Employment Agreements.  National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees (“Executives”) continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the Compensation Committee and the forms of the agreement were approved by the board of directors at its December 19, 1994 meeting. The agreements become immediately operative upon a change in control.

      The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. For 20 Executives, the severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

      The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with employee benefits that are welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City’s various retirement benefit plans.

      National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

      Retirement Plans.  The National City Non-Contributory Retirement Plan (the “Retirement Plan”) is a qualified, non-contributory defined benefit plan, and the pension trust is tax exempt under the Internal Revenue Code. The Retirement Plan presently covers substantially all regular employees of National City and those subsidiaries of National City that have adopted the Retirement Plan when such employees have completed 1,000 hours of service in a 12-month period (normally the first 12 months of employment), provided they have attained age 21.

      Under the Retirement Plan’s cash balance formula, participants receive monthly pay credits to their cash balance accounts. The pay credits are equal to a percentage (between 3% and 8%) of the participant’s earnings, depending upon the participant’s age and years of service. Under the cash balance formula, a participant’s earnings are defined to mean generally all non-deferred compensation paid to such participant including, overtime and commissions. Participants also receive monthly interest credits to their cash balance accounts. The rate at which interest is credited is based upon the annual yield of a 30-year U.S. Treasury security for September of the preceding year.

      Generally upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan is entitled to receive, monthly for life, a basic benefit (less certain deductions specified in the Retirement Plan). This basic benefit is determined by converting the participant’s cash balance account to an equivalent monthly annuity amount.

      A participant may retire at any time after age 55 with 10 or more years of vesting service. The early retirement benefit is calculated in the same manner as the retirement benefit and is based upon the value of the participant’s cash balance account at the date such early retirement benefit commences. Thus, the value of a participant’s cash balance account will be less where a participant commences benefits prior to the normal retirement age.

      Certain participants who were participants in the Retirement Plan prior to January 1, 1999, or who were participants in another retirement plan, which was merged into the Retirement Plan, may be entitled to certain additional or transitional benefits as specified in the Retirement Plan.

      The Internal Revenue Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

      National City adopted a supplemental cash balance retirement plan (“Supplemental Cash Balance Plan”) for those key officers of National City or its affiliates who may be designated from time to time by the Compensation Committee. The Supplemental Cash Balance Plan is to supplement the Retirement Plan with respect to an individual’s earnings which, by reason of the annual maximum limit on compensation or the limit of annual benefits payable under the Internal Revenue Code, would not be recognized under the Retirement Plan. The Supplemental Cash Balance Plan is substantially similar to the Retirement Plan as to the formulae for calculating pay credits and interest credits thereunder.

      In the event of a change in control of National City, the Supplemental Cash Balance Plan provides for the vesting of all accrued benefits. Benefits under the Supplemental Cash Balance Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund. Such benefits are subject to certain provisions for forfeiture as set forth in the Supplemental Cash Balance Plan.

      National City also maintains a supplemental retirement plan (“Supplemental Plan”) to supplement the pension payments under the Retirement Plan for those certain senior officers of National City and its subsidiaries who may be designated from time to time by the Compensation Committee. Individuals may not participate in both the Supplemental Cash Balance Plan and the Supplemental Plan. Payments under the Supplemental Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund.

      The Supplemental Plan’s purpose is to augment an individual’s income from Social Security and pension payments the individual is entitled to receive upon retirement. The amount of the Supplemental Plan benefit for any covered individual will be the amount of the individual’s retirement benefit determined under the Retirement Plan formula as in effect prior to January 1, 1999, but determined (a) without regard to the limitations on such benefits contained in the Internal Revenue Code, and (b) by adding to the individual’s highest average base compensation the average of the amounts (if any) of the individual’s five largest (not necessarily consecutive) awards under the Management Incentive Plan and the Long-Term Plan during the 10 calendar years completed prior to retirement, less the sum of (i) amounts payable to the individual under the Retirement Plan plus (ii) amounts payable to the individual under any corporate program which is deemed to be another offset program to the Supplemental Plan, as determined by the Compensation Committee. The amount of the Supplemental Plan benefit may, in the discretion of the Compensation Committee, be paid to the individual in a lump sum.

      Under the Retirement Plan formula in effect prior to January 1, 1999, upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan generally was entitled to receive monthly for life a basic benefit (less certain deductions specified in the Retirement Plan) based upon the participant’s highest average annual Earnings for any 60 consecutive months of active employment during the last 120 months preceding retirement (“Final Average Earnings”). The annual basic benefit was equal to the sum of (a) 1  1/4% times the employee’s Final Average Earnings not in excess of “Covered Compensation” plus (b) 1  3/4% times the employee’s Final Average Earnings in excess of “Covered Compensation,” and such sum multiplied by the number of years of benefit service, but not more than 35 years. “Covered Compensation,” which is computed pursuant to government regulations, generally is based upon the average of the wage base covered by Social Security, upon the employee’s date of birth, and upon an assumed 35-year work experience. Participant’s Earnings was defined for purposes of the Retirement Plan formula in effect prior to January 1, 1999 to mean generally the salary and wages paid to such participant, excluding overtime, bonuses, commissions, and other similar forms of remuneration.

      The Retirement Plan formula in effect prior to January 1, 1999 also provided for optional early retirement at a reduced benefit at any time after a participant attains age 55 with at least 10 years of benefit service. The amount of the reduction of the benefit was determined by a formula dependent upon the age at which the participant elected to begin to receive benefits. If a participant has more than 20 years of vesting service, the participant may elect to retire at 62 and start receiving unreduced pension benefits.

      The Supplemental Plan also provides supplemental disability benefits and supplemental surviving spouse benefits. All benefits under the Supplemental Plan are computed on the basis of the individual’s retirement at age 65 (or age 62 if he has 20 years of vesting service), and if an individual otherwise entitled to receive benefits under the Supplemental Plan retires prior to attaining said age, Supplemental Plan benefits will be reduced in accordance with a formula dependent upon the individual’s age and years of service with National City at the time such benefits commence, subject, however, to such reduction being waived by the Compensation Committee.

      In the event of a change in control of National City, the Supplemental Plan provides for the vesting of all accrued benefits.

Grantor Trust

      A trust has been established to hold assets in the case of a change in control for the payment of benefits for unfunded deferred compensation for executives under the Management Incentive Plan, the Long-Term Plan, the Supplemental Plan, the Executive Savings Plan, and the split dollar life insurance agreements.

PENSION PLAN TABLE

	Years of Benefit Service
Average Base
Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$25,000	$3,125	$4,687	$6,250	$7,812	$9,375	$10,937
50,000	6,995	10,493	13,990	17,488	20,985	24,483
100,000	15,745	23,618	31,490	39,363	47,235	55,108
200,000	33,245	49,868	66,490	83,113	99,735	116,358
400,000	68,245	102,368	136,490	170,613	204,735	238,858
600,000	103,245	154,868	206,490	258,113	309,735	361,358
800,000	138,245	207,368	276,490	345,613	414,735	483,858
1,000,000	173,245	259,868	346,490	433,113	519,735	606,358
1,200,000	208,245	312,368	416,490	520,613	624,735	728,858

Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Plan. The Social Security Taxable Wage Base (as defined in the Supplemental Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year.

     Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under the Supplemental Plan for the chief executive officer of National City and each of the four other named executive officers in the Summary Compensation Table would be: David A. Daberko, 35 years; Vincent A. DiGirolamo, 35 years; Robert G. Siefers, 35 years, William E. MacDonald III, 35 years and A.J. Parker, 35 years.

STOCKHOLDER PROPOSALS

      Holders of National City Common who wish to make a proposal to be included in National City’s Proxy Statement and Proxy for National City’s 2002 Annual Meeting of Stockholders which, unless changed, is scheduled to be held on April 22, 2002, in Cleveland, Ohio, must cause such proposal to be received by National City at its principal office not later than November 9, 2001. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of National City Common owned, and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National City’s 2002 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City’s 2002 Annual Meeting.

TRANSACTIONS WITH MANAGEMENT

      Certain of National City’s directors, executive officers and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 2000. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments and sales of commercial paper involving executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or other unfavorable features.

Voting

      A quorum of a majority of the issued and outstanding National City Common is required for the transaction of business by stockholders at the Annual Meeting. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy and entitled to vote for the election of directors at the Annual Meeting. The approval of the National City Corporation 2001 Stock Option Plan, the approval of the selection of Ernst & Young LLP as independent auditors for 2001 and the approval of the stockholder proposal requires the favorable vote of the holders of shares of National City Common representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the Annual Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of shares present in person or represented by proxy at the Annual Meeting and will have no impact on the election of directors, the adoption of the National City Corporation 2001 Stock Option Plan, the selection of independent auditors and the stockholder proposal.

      Methods. You may vote in person at the Annual Meeting or by proxy. This year you have three ways to vote by proxy.

1.	Connect to the Website on the internet at http://www.votefast.com;

2.	Call 1-800-250-9081; or

3.	Sign and date the enclosed proxy and return it in the accompanying envelope.

      Complete instructions for using these convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The new internet and telephone services authenticate stockholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.

      Rights. Each share of your National City Common will be tabulated as one vote. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy at any time prior to the close of voting at the Annual Meeting. You have five ways to revoke your proxy:

1.	Connect to the Website previously listed;

2.	Call the 800 number previously listed;

3.	Mailing a second later dated proxy;

4.	Write to the National City Secretary; or

5.	Vote in person at the Annual Meeting.

GENERAL

      The costs of solicitation of proxies will be borne by National City. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the execution of proxies. Officers and regular employees of National City or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National City has retained Corporate Investor Communications, Inc. (“CIC”) to assist in such solicitation. The fee of CIC is estimated not to exceed $10,000, plus reasonable out-of-pocket costs and expenses. National City does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National City subsidiaries acting through their nominees or acting as a fiduciary.

      National City is not aware of any matters which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

DAVID L. ZOELLER
Secretary
March 9, 2001

Exhibit A

NATIONAL CITY CORPORATION
AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

      The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation’s system of internal controls and the effectiveness of its control structure, the Corporation’s compliance with designated laws and regulations, and the Corporation’s accounting, auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Corporation’s independent auditors and internal auditors.

•	Maintain free and open means of communication between the board of directors, the independent auditors, the internal auditors, and the management of the Corporation.

•	On an annual basis, or more frequently if deemed appropriate, review and update this charter for consideration by the board of directors.

ORGANIZATION

      The audit committee shall be composed of directors who, as determined by the board of directors, meet the independence and expertise requirements of the New York Stock Exchange. The audit committee may consult or retain its own outside counsel and shall determine the degree of independence from the Corporation required from said counsel. The audit committee shall meet at least four times per year. Further, the audit committee may meet periodically by itself to discuss matters it determines require private audit committee or board of directors attention. Three members of the audit committee shall be a quorum to transact business.

INDEPENDENT AUDITORS

      The independent auditors shall be engaged by and accountable to the audit committee and the board of directors. The audit committee shall, on an annual basis, obtain from the independent auditors a written disclosure delineating all of their relationships and professional services as required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees. Also, the audit committee shall review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

INTERNAL AUDIT

      The general auditor of the Corporation shall report directly to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the general auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.

A-1

FINANCIAL REPORTING OVERSIGHT

      In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

•	Review the financial statements, footnotes and related disclosures included in the Corporation’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditors, and the general auditor prior to the release and filing of such documents. Review with the independent auditors the results of their annual examination of the financial statements, including their report thereon, and determine their satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

•	Review quarterly financial results and information with financial management, the independent auditors, and the general auditor to determine that the independent auditors do not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditors.

•	Inquire of management, the general auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Report of Management regarding the control environment of the Corporation and the annual filing required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

•	Provide an opportunity for the general auditor and the independent auditors to meet with members of the audit committee without members of management present.

•	Review and approve the annual proxy disclosure regarding the activities and report of the audit committee for the year.

      While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Corporation’s code of conduct.

A-2

Exhibit B

NATIONAL CITY CORPORATION

2001 STOCK OPTION PLAN

      1.  Purposes. The purposes of this Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by Eligible Employees of National City or any of its Subsidiaries

      2.  Definitions. As used in this Plan,

      (a)  “Additional Option” means an Option Right granted to an Optionee in connection with the exercise of an option as described in section 5.

      (b)  “Additional Option Feature” means a feature of an Option Agreement that provides for the automatic grant of an Additional Option in accordance with the provisions described in section 5.

      (c)  “Board” means the board of directors of National City.

      (d)  “Committee” means the Committee provided for in paragraph 10(a) of this Plan.

      (e)  “Common Stock” means common stock, par value $4 per share, of National City or any security into which such common stock may be changed by reason of any transaction or event of the type described in section 8 of this Plan.

      (f)  “Eligible Employees” means persons who are officers (including officers who are members of the Board) and/or key employees of National City or of any of its Subsidiaries.

      (g)  “Internal Revenue Code” means the 1986 Internal Revenue Code, as amended from time to time.

      (h)  “Incentive Stock Option” means an Option Right granted by National City to an eligible employee, which Option Right is intended to qualify as an “Incentive Stock Option” as that term is used in section 422 of the Internal Revenue Code.

      (i)  “Market Value per Share” means, at any date, the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on the trading day immediately preceding such date as reported by the Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board using quotations in such other market.

      (j)  “National City” means National City Corporation, a Delaware corporation.

      (k) “Option Agreement” means the written agreement between the Optionee and National City relating to the grant of Option Rights to the Optionee.

      (l)  “Optionee” means the optionee named in an Option Agreement.

      (m)  “Option Price” means the per share amount the Optionee must pay in order to exercise an Option Right.

      (n)  “Option Right” means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

      (o)  “Outstanding Option” means, at any time, an option to purchase shares of Common Stock granted by National City pursuant to this Plan or any other stock option plan of National City or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into National City and where National City has by action of its Board, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has neither been exercised nor terminated.

      (p) “Plan” means the National City Corporation 2001 Stock Option Plan.

      (q)  “Subsidiary” shall mean any entity in which at the time National City owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of voting equity securities.

      3.  Shares Available Under Plan.

      (a)  The shares of Common Stock that may be made the subject of Option Rights pursuant to this Plan, may be treasury shares or shares of original issue or a combination of the foregoing.

      (b)  Subject to adjustments in accordance with section 8 of this Plan, the maximum number of shares of Common Stock that may be sold upon the exercise of Option Rights granted pursuant to this Plan shall be 30,000,000. For purposes of determining the number of shares that may be sold under the Plan, such number shall increase by the number of shares surrendered by an optionee or relinquished to National City (a) in connection with the exercise of an Option Right or (b) in payment of the minimum applicable federal, state, local and foreign tax withholding liabilities upon exercise of an Option Right.

      (c)  Notwithstanding anything in this section 3, or elsewhere in the Plan, to the contrary and subject to adjustments as provided in Section 8, the maximum number of shares of Common Stock that may be sold upon the exercise of Incentive Stock Options granted pursuant to the Plan shall be 30,000,000.

      4.  Grants of Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of shares of Common Stock to which it pertains.

(b) Each grant shall specify an Option Price per share and, except for any stock options assumed by the Board pursuant to section 12 of this Plan, the Option Price shall not be less than the Market Value per Share as of the date of grant.

(c) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be granted under this Plan, in the aggregate, more than 6,000,000 Option Rights over any five year period, subject to adjustments as provided in section 8 of this Plan.

(d) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.

(e) The date of grant of each Option Right shall be the later of the date of its authorization or the date established by the Board, except that the date of grant of an Additional Option shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

(f) Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to National City by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment.

(g) Each grant of Option Rights shall be evidenced by an Option Agreement executed on behalf of National City by any officer designated by the Board for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. The execution and delivery of the Option Agreement by the Optionee shall be a condition precedent to the grant of Option Rights becoming effective. A failure to execute and deliver the Option Agreement within sixty (60) days after the grant of the Option Rights may terminate the Option Rights grant upon the determination of the Board.

      5.  Additional Option.

      (a)  The Board may, at or after the date of grant of Option Rights, grant Additional Options. Additional Options may be granted with respect to any Outstanding Option.

      (b)  If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates) in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

(1) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of an Outstanding Option to which such Additional Option Feature relates and (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates) in connection with the exercise of the option to which such Additional Option Feature relates;

(2) The Additional Option will not have an Additional Option Feature unless the Board directs otherwise;

(3) The Additional Option Option Price shall be 100% of the Market Value per Share on the date of the exercise of the Option that has the Additional Option Feature;

(4) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

      6.  Withholding Taxes. To the extent that the amounts available to National City are insufficient to satisfy the federal, state, local and foreign minimum tax withholding requirements in connection with any payment to be made or benefit to be realized by an Optionee under this Plan, the Optionee shall make arrangements satisfactory to National City for payment of the balance of such taxes required to be withheld prior to receiving such payment or benefit. At the discretion of the Board, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall National City accept Common Stock for payment of taxes in excess of the minimum required tax withholding rates.

      7.  Transferability. Except as otherwise provided for by the Board, no Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Unless the Board directs otherwise, Option Rights shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian or legal representative.

      8.  Adjustments. The Board may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in paragraphs 3(b) and (c) and 4(c) of this Plan, in the numbers of shares of Common Stock covered by Option Rights granted hereunder, and in the prices per share applicable under such Option Rights, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

      9.  Fractional Shares. National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

      10.  Administration of the Plan.

      (a)  This Plan shall be administered by the Board, which may from time to time delegate all on any part of its authority under this Plan to a committee of the Board of not less than three disinterested directors appointed by the Board (the “Committee”). To the extent of such delegation, references herein to the “Board” shall include the Committee. No Option Right shall be granted to any member of the Committee pursuant to this Plan so long as his membership continues.

      (b)  The Board may name assistants who may be, but need not be, members of the Board. Such assistants shall serve at the pleasure of the Board, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Board.

      (c)  The interpretation and construction by the Board of any provisions of this Plan or of any Option Agreement and any determination made by the Board pursuant to any provision of this Plan or of any such agreement shall be final and conclusive.

      (d)  No member of the Board or any assistant shall be liable for any action taken or omitted in connection with the interpretation or administration of this Plan or any Option Agreement unless attributable to his or her own willful misconduct or lack of good faith.

      11.  Amendments, Etc.

      (a)  This Plan may be amended from time to time by the Board but, without further approval by the stockholders of National City, no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in paragraphs 3(b), 3(c) and 4(c) of this Plan (except that adjustments authorized by section 8 of this Plan shall not be limited by this provision), (ii) change the definition of “Eligible Employees”, or (iii) materially increase the benefits accruing to Optionees hereunder.

      (b)  The Board shall not authorize the amendment of any outstanding Option Right to reduce the option price except for adjustments as provided in section 8 of this Plan. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower Option Price (except as may result from the issuance of Additional Options pursuant to section 5 of this Plan).

      12.  Assumptions.

      In the event that a corporation is merged into National City, and National City is the survivor of such merger, the Board may elect, in its sole discretion, to assume under this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board may determine in its sole discretion, provided, however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide for under this Plan.

      13.  Miscellaneous.

      (a)  All expenses and costs in connection with the operation of the Plan shall be borne by National City.

      (b)  This Plan shall be construed in accordance with and governed by the internal substantive laws of the state of Delaware.

      (c)  This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-250-9081	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week

Your telephone or Internet vote must be received by 11:59 p.m. EDT on April 22,
2001 to be counted in the final tabulation.

See reverse side for voting instructions.

To Vote Shares Allocated to Your Account	To Vote Uninstructed Shares

Control Number:	Control Number:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

The undersigned, a Participant in the National City Savings and Investment Plan No. 2 (the “Plan”), hereby instructs National City Bank, as Trustee under the Plan, to vote as follows at the 2001 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, all shares allocated to the undersigned’s account in the National City Corporation Stock Fund as of the record date for such meeting. Unless otherwise instructed on this card, the trustee will, upon receipt of a properly executed instruction card, vote FOR the slate of directors, proposals 2 and 3 and a vote AGAINST proposal 4.

1 ELECTION OF DIRECTORS

Nominees:	(01)	J. E. Barfield	(02)	E. B. Brandon	(03)	J. G. Breen	(04)	J. S. Broadhurst

	(05)	J. W. Brown	(06)	D. E. Collins	(07)	S. A. Crayton	(08)	D. A. Daberko

	(09)	D. E. Evans	(10)	J. T. Gorman	(11)	P. A. Ormond	(12)	R. A. Paul

	(13)	M. A. Schuler	(14)	J. F. Tatar	(15)	J. S. Thornton	(16)	M. Weiss

[ ]	FOR all nominees listed above. (except as listed to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN
2.	APPROVE THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN	[ ]	[ ]	[ ]

3.	APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

4.	AGAINST THE STOCKHOLDER PROPOSAL	[ ]	[ ]	[ ]

Signature—Please sign exactly as your name appears to the left.

As a participant in the National City Savings and Investment Plan No. 2, you have the right to instruct National City Bank, as trustee, to vote the shares allocated to your account in the National City Corporation Stock Fund. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct National City Bank to vote a pro rata portion of the shares allocated to other participant’s accounts for which the trustee has not received voting instructions.

To direct the trustee to vote the shares allocated to your account by mail, please sign this voting instruction form on the reverse side. To direct the trustee to vote the shares allocated to your account by telephone or internet, please follow the instructions on the reverse side and use the Control Number printed in Green.

To direct the trustee to vote the uninstructed shares by mail, please sign this voting instruction form below. To direct the trustee to vote the uninstructed shares by telephone or internet, please follow the instructions on the reverse side and use the Control Number printed in Blue.

Please fold and detach card at perforation before mailing.

      The undersigned Participant, acting as a Named Fiduciary under the National City Savings and Investment Plan (the “Plan”), hereby instructs National City Bank, as Trustee under the Plan, to vote as follows at the 2001 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, a pro rata portion of all shares allocated to the accounts of participants (other than the undersigned) in the National City Stock Fund as of the record date for such meeting and as to which those participants have not instructed the Trustee to vote at such meeting. Unless otherwise instructed on this card, the trustee will, upon receipt of a properly executed instruction card, vote FOR the slate of directors, proposals 2 and 3 and a vote AGAINST proposal 4.

1 ELECTION OF DIRECTORS

Nominees:	(01)	J. E. Barfield	(02)	E. B. Brandon	(03)	J. G. Breen	(04)	J. S. Broadhurst

	(05)	J. W. Brown	(06)	D. E. Collins	(07)	S. A. Crayton	(08)	D. A. Daberko

	(09)	D. E. Evans	(10)	J. T. Gorman	(11)	P. A. Ormond	(12)	R. A. Paul

	(13)	M. A. Schuler	(14)	J. F. Tatar	(15)	J. S. Thornton	(16)	M. Weiss

[ ]	FOR all nominees listed above. (except as listed to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN
2.	APPROVE THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN	[ ]	[ ]	[ ]

3.	APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

4.	AGAINST THE STOCKHOLDER PROPOSAL	[ ]	[ ]	[ ]

Signature of Participant—Please sign exactly as your name appears on the reverse side.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-250-9081	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week

Your telephone or Internet vote must be received by 11:59 p.m. EDT on April 22,
2001 to be counted in the final tabulation.

See reverse side for voting instructions.

To Vote Shares Allocated to Your Account	To Vote Uninstructed Shares

Control Number:	Control Number:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

The undersigned, a Participant in the National City Savings and Investment Plan (the “Plan”), hereby instructs National City Bank, as Trustee under the Plan, to vote as follows at the 2001 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, all shares allocated to the undersigned’s account in the National City Corporation Stock Fund as of the record date for such meeting. Unless otherwise instructed on this card the trustee will, upon receipt of a properly executed instruction card vote FOR the slate of directors, proposals 2 and 3 and a vote AGAINST proposal 4.

1 ELECTION OF DIRECTORS

Nominees:	(01)	J. E. Barfield	(02)	E. B. Brandon	(03)	J. G. Breen	(04)	J. S. Broadhurst

	(05)	J. W. Brown	(06)	D. E. Collins	(07)	S. A. Crayton	(08)	D. A. Daberko

	(09)	D. E. Evans	(10)	J. T. Gorman	(11)	P. A. Ormond	(12)	R. A. Paul

	(13)	M. A. Schuler	(14)	J. F. Tatar	(15)	J. S. Thornton	(16)	M. Weiss

[ ]	FOR all nominees listed above. (except as listed to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN
2.	APPROVE THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN	[ ]	[ ]	[ ]

3.	APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

4.	AGAINST THE STOCKHOLDER PROPOSAL	[ ]	[ ]	[ ]

Signature—Please sign exactly as your name appears to the left.

As a participant in the National City Savings and Investment Plan No. 2, you have the right to instruct National City Bank, as trustee, to vote the shares allocated to your account in the National City Corporation Stock Fund. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct National City Bank to vote a pro rata portion of the shares allocated to other participant’s accounts for which the trustee has not received voting instructions.

To direct the trustee to vote the shares allocated to your account by mail, please sign this voting instruction form on the reverse side. To direct the trustee to vote the shares allocated to your account by telephone or internet, please follow the instructions on the reverse side and use the Control Number printed in Green.

To direct the trustee to vote the uninstructed shares by mail, please sign this voting instruction form below. To direct the trustee to vote the uninstructed shares by telephone or internet, please follow the instructions on the reverse side and use the Control Number printed in Blue.

Please fold and detach card at perforation before mailing.

      The undersigned Participant, acting as a Named Fiduciary under the National City Savings and Investment Plan (the “Plan”), hereby instructs National City Bank, as Trustee under the Plan, to vote as follows at the 2001 Annual Meeting of Stockholders of National City Corporation, and at any adjournment thereof, a pro rata portion of all shares allocated to the accounts of participants (other than the undersigned) in the National City Stock Fund as of the record date for such meeting and as to which those participants have not instructed the Trustee to vote at such meeting. Unless otherwise instructed on this card, the trustee will, upon receipt of a properly executed instruction card, vote FOR the slate of directors, proposals 2 and 3 and a vote AGAINST proposal 4.

1 ELECTION OF DIRECTORS

Nominees:	(01)	J. E. Barfield	(02)	E. B. Brandon	(03)	J. G. Breen	(04)	J. S. Broadhurst

	(05)	J. W. Brown	(06)	D. E. Collins	(07)	S. A. Crayton	(08)	D. A. Daberko

	(09)	D. E. Evans	(10)	J. T. Gorman	(11)	P. A. Ormond	(12)	R. A. Paul

	(13)	M. A. Schuler	(14)	J. F. Tatar	(15)	J. S. Thornton	(16)	M. Weiss

[ ]	FOR all nominees listed above. (except as listed to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN
2.	APPROVE THE NATIONAL CITY CORPORATION 2001 STOCK OPTION PLAN	[ ]	[ ]	[ ]

3.	APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

4.	AGAINST THE STOCKHOLDER PROPOSAL	[ ]	[ ]	[ ]

Signature of Participant—Please sign exactly as your name appears on the reverse side.